Exhibit 10.48

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of November 15, 2012, is entered into among Kid Brands, Inc., a New Jersey corporation (the “Parent”), Kids Line, LLC, a Delaware limited liability company (“Kids Line”), Sassy, Inc., an Illinois corporation (“Sassy”), I & J Holdco, Inc., a Delaware corporation (“I & J”), LaJobi, Inc., a Delaware corporation (“LaJobi”), CoCaLo, Inc., a California corporation (“CoCaLo”), and RB Trademark Holdco, LLC, a Delaware limited liability company (the “IP Sub” and collectively with the Parent, Kids Line, Sassy, I & J, LaJobi, CoCaLo and such other designated subsidiary borrowers from time to time, the “Borrowers” and each a “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.

RECITALS

A. The Borrowers, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of August 8, 2011 (as amended by that certain Waiver, First Amendment to Credit Agreement and First Amendment to Security Agreement dated as of August 13, 2012 and as further amended and as otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

B. The Borrowers have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement.

C. The Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. Each Loan Party hereby acknowledges and confirms that as of November 14, 2012, the outstanding principal amount of the Revolving Loans was $34,465,000.00 (including $0.00 in respect of the Swingline Loans and $100,000.00 in respect of the LC Exposure) and the outstanding principal amount of the Term Loans was $20,770,000.00, which amounts constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Loan Parties hereby (i) acknowledges its obligations under the Loan Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Loan Documents is valid, subsisting, perfected (to the extent required by the Collateral Documents) and of first priority, other than with respect to certain Permitted Encumbrances, and (iii) acknowledges that this Agreement shall in no manner impair or otherwise adversely affect such Liens.

2. Amendments to Credit Agreement Effective with Required Lender Consent. The Credit Agreement shall be amended as follows upon execution of this Agreement by each of the Borrowers, the Guarantors, the Administrative Agent, and the Required Lenders:

(a) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” from between clauses (ix) and (x) and by inserting the following immediately following clause (x):

, (xi) expenses accrued during the month of September 2012 (plus or minus any adjustments thereto in subsequent months to reflect actual expenses) and arising as a result of the recall of any LaJobi and Sassy products , in an aggregate amount not to exceed $600,000, and (xii) actual costs incurred during the period from September 1, 2012 through December 31, 2012 and arising as a result of the wind-down of the Borrowers’ operations in the United Kingdom, in an aggregate amount not to exceed $100,000.

(b) Section 1.01 of the Credit Agreement is further amended by adding the following new definition in the appropriate alphabetical order:

“Extension Date” is defined in Section 7.19.

(c) Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) As soon as practicable and in any event on or before November 22, 2012:

(i) maintain all lock-boxes, collection accounts, deposit accounts, operating accounts, checking accounts, disbursement accounts and other accounts (in each case, other than any Excluded Accounts) (collectively, the “Subject Accounts”) with one or more financial institutions that have entered into an Account Control Agreement with the Administrative Agent and the applicable Loan Party in order to give the Administrative Agent “control” thereof (as defined in the UCC) for perfection purposes;

(ii) cause all proceeds of Accounts, Inventory and other Collateral to be deposited into Subject Accounts which are subject to an Account Control Agreement;

(iii) cause (x) available funds contained in Subject Accounts constituting collection accounts to be automatically swept on a daily basis to an account maintained with the Administrative Agent and thereupon applied to the outstanding Revolving Loans (without a corresponding reduction of the Revolving Commitments); provided, however, that with respect to funds held at Union Bank of California, the applicable Borrower shall initiate a daily manual wire of all available funds in such account to an account maintained with the Administrative Agent and thereupon such wired funds shall be applied to the outstanding Revolving Loans (without a corresponding reduction of the Revolving Commitments) and (y) Subject Accounts constituting disbursement accounts to be subject to “control” (as defined in the UCC) of the Administrative Agent for perfection purposes but shall not be automatically swept; and

(iv) cause the aggregate amount of available funds in any Subject Accounts that are not subject to the foregoing automatic sweep mechanics, at the end of any Business Day (provided, however, that with respect to funds held at Cole Taylor Bank, such automatic sweep may occur in the morning of any Business Day), to be no greater than the lesser of (x) all outstanding checks written against such accounts on such day and (y) $2,500,000.

(b) On or before the date sixty (60) days after the occurrence of an event which would require the Borrowers to engage the Borrower Financial Advisor as a Retained Executive in accordance with Section 7.19 (giving effect to any extension of time granted by the Administrative Agent pursuant to such Section), enter into a centralized cash management system reasonably acceptable to the Administrative Agent enabling the Administrative Agent full dominion over all Subject Accounts, under which, for the avoidance of doubt, all Subject Accounts (both collection and disbursement accounts) are subject to an automatic sweep mechanic.

(d) Section 7.19 of the Credit Agreement is hereby amended by inserting the following words at the end of the first sentence:

; provided, however, that the deadline of November 15, 2012 in the foregoing clause (ii) thereof may be extended, in the Administrative Agent’s discretion, to one or more dates no later than November 30, 2012 and the deadline of December 15, 2012 in the foregoing clause (iii) may be extended, in the Administrative Agent’s discretion, to one or more dates no later than December 21, 2012 (any such date, the “Extension Date”, which shall be deemed to be December 15, 2012, if no such extension is granted by the Administrative Agent).

(e) Section 8.13(a) of the Credit Agreement (Consolidated Leverage Ratio) is hereby amended by replacing the table therein with the following:

Trailing Twelve Month Period Ending	Maximum Ratio
September 30, 2012	6.75 to 1.0
October 31, 2012	6.65 to 1.0
November 30, 2012	6.25 to 1.0
December 31, 2012	5.00 to 1.0
January 31, 2013	4.75 to 1.0
February 28, 2013	4.50 to 1.0
March 31, 2013	4.50 to 1.0
April 30, 2013	4.25 to 1.0
May 31, 2013	4.00 to 1.0
June 30, 2013	4.00 to 1.0
July 31, 2013	4.00 to 1.0
August 31, 2013	3.75 to 1.0
September 30, 2013	3.75 to 1.0
October 31, 2013	3.50 to 1.0
November 30, 2013	3.50 to 1.0
December 31, 2013 and each trailing twelve-month period thereafter	2.85 to 1.0

(f) Section 8.13(b) of the Credit Agreement (Consolidated Fixed Charge Coverage Ratio) is hereby amended by replacing the table therein with the following:

Applicable Periods	Minimum Ratio
Three months ending September 30, 2012	1.40 to 1.0
Four months ending October 31, 2012	1.20 to 1.0
Five months ending November 30, 2012	0.90 to 1.0
Six months ending December 31, 2012	1.20 to 1.0
Seven months ending January 31, 2013	1.15 to 1.0
Eight months ending February 28, 2013	1.10 to 1.0
Nine months ending March 31, 2013	1.10 to 1.0
Ten months ending April 30, 2013	1.10 to 1.0
Eleven months ending May 31, 2013	1.05 to 1.0
Twelve months ending June 30, 2013	1.10 to 1.0
Twelve months ending July 31, 2013	1.10 to 1.0
Twelve months ending August 31, 2013	1.05 to 1.0
Twelve months ending September 30, 2013	1.10 to 1.0
Twelve months ending October 31, 2013	1.20 to 1.0
Twelve months ending November 30, 2013	1.25 to 1.0
Twelve months ending December 31, 2013 and each trailing twelve-month period thereafter	1.25 to 1.0

3. Agreements Effective with All Lender Consent.

(a) Amendments to Credit Agreement. The Credit Agreement shall be amended as follows upon execution of this Agreement by each of the Borrowers, the Guarantors, the Administrative Agent, and each of the Lenders:

(i) The definition of “PIK Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “December 15, 2012” and inserting in lieu thereof “the Extension Date”.

(ii) Section 2.09(c) of the Credit Agreement is amended by (A) deleting the phrase “December 15, 2012” and inserting in lieu thereof “the Extension Date” wherever it appears and (B) deleting the phrase “December 16, 2012” and inserting in lieu thereof “the first Business Day after the Extension Date”.

(b) Extension of First Amendment Fee. The parties to this Agreement hereby agree that, upon execution of this Agreement by each of the Borrowers, the Guarantors, the Administrative Agent, and each of the Lenders, the portion of the Waiver and Amendment Fee (as defined in the First Amendment) that has not been paid as of the date hereof shall, rather than being payable on December 16, 2012, be payable on the first Business Day following the Extension Date (the “Follow-up Payment Date”); provided that (i) if all outstanding Obligations under the Credit Agreement have been satisfied in full on or before the Extension Date, the portion of the Waiver and Amendment Fee due on the Follow-up Payment Date shall be waived in its entirety, and (ii) if the entire outstanding Term Loan has been paid in full on or before the Extension Date, the portion of the Waiver and Amendment Fee due on the Follow-up Payment Date which is attributable to the Term Loan ($57,500) shall be waived.

4. Amendment Fee. As consideration for the agreements of the Administrative Agent and the Lenders set forth herein, the Borrowers hereby agree to pay to the Administrative Agent, for the account of each Lender that returns an executed signature page hereto to the Administrative Agent on or before November 30, 2012, an amendment fee in an amount equal to fifteen (15) basis points multiplied by the sum of each Lender’s Revolving Commitments and Term Loan Commitments (the “Amendment Fee”). The Amendment Fee shall be fully earned, payable and non-refundable with respect to each Lender upon delivery of such Lender’s executed signature page hereto, subject to, for the avoidance of doubt, the effectiveness of this Agreement.

5. Closing Conditions. This Agreement shall become effective (the “Second Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) The Administrative Agent’s receipt of a copy of this Agreement duly executed by each of the Borrowers, the Guarantors, the Administrative Agent, and the Required Lenders; provided, however, that Section 3 of this Agreement shall only be effective upon the Administrative Agent’s receipt, on or before November 30, 2012, of a copy of this Agreement duly executed by each of the Borrowers, the Guarantors, the Administrative Agent, and each of the Lenders.

(b) The Administrative Agent’s receipt of the Amendment Fee in respect of each Lender that returned an executed signature page hereto to the Administrative Agent as of the Second Amendment Effective Date.

(c) Payment by the Borrowers of such fees and expenses that are payable in connection with the consummation of the transactions contemplated by this Agreement and the Loan Documents, including, without limitation, the fees and expenses of the Administrative Agent and the Lenders’ counsel and other professional advisors.

(d) The Administrative Agent shall have received from the Borrowers such other documents, instruments and information as reasonably requested by the Administrative Agent in connection with the matters contemplated hereby.

6. Release. In consideration of the Administrative Agent and the Lenders’ willingness to enter into this Agreement, each Loan Party hereby releases and forever discharges the Administrative Agent and the Lenders and their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever arising in connection with or related to the Loan Documents prior to the Second Amendment Effective Date, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Lender Group.

7. Miscellaneous.

(a) Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

(b) Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(i) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by the Loan Party and constitutes the Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Loan Party of this Agreement other than filings required by federal or state securities laws or stock exchange rules.

(iv) The representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(v) After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(c) Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

(d) Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Agreement.

(e) Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

(f) Severability of Provisions. Each provision of this Agreement, and of the amendments to the Credit Agreement proposed to be amended hereby, shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. In the event that any provision of this Agreement, or of the amendments to the Credit Agreement proposed to be amended hereby, is determined by a court of competent jurisdiction to be unenforceable against any party, such provision shall be severable from every other provision of this Agreement and the unenforceability of such provision as against such party shall not affect the other provisions of this Agreement, or amendments to the Credit Agreement proposed to be amended hereby, as against such party or any other party.

(g) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by telecopy, e-mail or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

(h) No Actions, Claims, Etc. As of the date hereof, each Loan Party hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders or their respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under any Loan Document on or prior to the date hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	KID BRANDS, INC.,
a New Jersey corporation

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President

KIDS LINE, LLC,
a Delaware limited liability company

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President

SASSY, INC.,
an Illinois corporation

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President

I & J HOLDCO, INC.,
a Delaware corporation

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President

LAJOBI, INC.,
a Delaware corporation

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President

COCALO, INC.,
a California corporation

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President

RB TRADEMARK HOLDCO, LLC,
a Delaware limited liability company

	By:	/s/Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President and CFO

SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Phillip M. Raby
	Name:	Phillip M. Raby
	Title:	Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Susan M Graham
Name:	Susan M. Graham
Title:	Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Jeanette A. Griffin
Name:	Jeanette A. Griffin
Title:	Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, N.A.,
as a Lender

By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT

SOVEREIGN BANK,
as a Lender

By:	/s/ Michael Recchia
Name:	Michael Recchia
Title:	Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT